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                                                                     Exhibit (S)

                                POWER OF ATTORNEY

      That each of the undersigned officers and trustees of ING Clarion Real Estate Income Fund, a statutory trust formed under the laws of the State of Delaware (the "Trust"), do constitute and appoint T. Ritson Ferguson, Peter Zappulla and Heather A. Trudel, and each of them, his true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amend ments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act") and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's common shares of beneficial interest, par value $.001 per share, or the registration or offering of the Trust's preferred shares, par value $.001 per share; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

      This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
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      IN WITNESS WHEREOF, each of the undersigned has executed this Power of
Attorney for ING Clarion Real Estate Income Fund this 22nd day of August, 2003.



                                       /s/ Fredrick S. Hammer
                                       -----------------------------------------
                                       Fredrick S. Hammer
                                       Trustee


                                       /s/ Jarrett B. Kling
                                       -----------------------------------------
                                       Jarrett B. Kling
                                       Trustee



                                       -----------------------------------------
                                       Asuka Nakahara
                                       Trustee

                                       /s/ Richard L. Sutton
                                       -----------------------------------------
                                       Richard L. Sutton
                                       Trustee


                                       /s/ T. Ritson Ferguson
                                       -----------------------------------------
                                       T. Ritson Ferguson
                                       Trustee, President, Chief Executive
                                       Officer and Treasurer


                                       /s/ Peter Zappulla
                                       -----------------------------------------
                                       Peter Zappulla
                                       Chief Financial Officer

                                       /s/ Heather A. Trudel
                                       -----------------------------------------
                                       Heather A. Trudel
                                       Secretary